January 20, 2023

Holly Energy Partners Announces Quarterly Distribution of $0.35 per LP unit

DALLAS--(BUSINESS WIRE) -- The Board of Directors of Holly Energy Partners, L.P. (NYSE:HEP) has declared a cash distribution of $0.35 per unit for the fourth quarter of 2022. The distribution will be paid on February 13, 2023 to unitholders of record on January 30, 2023.

HEP plans to announce results for its fourth quarter of 2022 on February 24, 2023 before the opening of trading on the NYSE and has scheduled a webcast conference on February 24, 2023 at 8:30 a.m. Eastern time to discuss financial results.

The webcast may be accessed at:
https://events.q4inc.com/attendee/250565072

About Holly Energy Partners, L.P.:

Holly Energy Partners, L.P., headquartered in Dallas, Texas, provides petroleum product and crude oil transportation, terminalling, storage and throughput services to the petroleum industry, including subsidiaries of HF Sinclair Corporation. HEP, through its subsidiaries and joint ventures, owns and/or operates petroleum product and crude pipelines, tankage and terminals in Colorado, Idaho, Iowa, Kansas, Missouri, Nevada, New Mexico, Oklahoma, Texas, Utah, Washington and Wyoming, as well as refinery processing units in Kansas and Utah.

This press release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Please note that one hundred percent (100.0%) of HEP’s distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, HEP’s distributions to foreign investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Forward Looking Statements:

This press release contains various “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. When used in this press release, words such as “anticipate,” “project,” “expect,” “will,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations are intended to identify forward-looking statements. These forward-looking statements are based on our beliefs and assumptions and those of our general partner using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission (the “SEC”). Although we and our general partner believe that such expectations reflected in such forward-looking statements are reasonable, neither we nor our general partner can give assurance that our expectations will prove to be correct. All statements concerning our expectations for future results of operations are based on forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements are subject to a variety of risks, uncertainties and assumptions. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected or expected. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

•HF Sinclair Corporation’s (“HF Sinclair”) and HEP’s ability to successfully integrate the operations of the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”), with its existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline;
•the demand for and supply of crude oil and refined products, including uncertainty regarding the effects of the continuing COVID-19 pandemic on future demand and increasing societal expectations that companies address climate change;
•risks and uncertainties with respect to the actual quantities of petroleum products and crude oil shipped on our pipelines and/or terminalled, stored or throughput in our terminals and refinery processing units;
•the economic viability of HF Sinclair, our other customers and our joint ventures’ other customers, including any refusal or inability of our or our joint ventures’ customers or counterparties to perform their obligations under their contracts;
•the demand for refined petroleum products in the markets we serve;
•our ability to purchase and integrate future acquired operations;
•our ability to complete previously announced or contemplated acquisitions;
•the availability and cost of additional debt and equity financing;
•the possibility of temporary or permanent reductions in production or shutdowns at refineries utilizing our pipelines, terminal facilities and refinery processing units, due to reasons such as infection in the workforce, in response to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, weather events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting our operations, terminal facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of our suppliers, customers, or third-party service providers or lower gross margins due to the economic impact of the COVID-19 pandemic, inflation and labor costs, and any potential asset impairments resulting from or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions;
•the effects of current and future government regulations and policies, including the effects of current and future restrictions on various commercial and economic activities in response to the COVID-19 pandemic and increases in interest rates;
•delay by government authorities in issuing permits necessary for our business or our capital projects;
•our and our joint venture partners' ability to complete and maintain operational efficiency in carrying out routine operations and capital construction projects;
•the possibility of terrorist or cyberattacks and the consequences of any such attacks;
•uncertainty regarding the effects and duration of global hostilities and any associated military campaigns which may disrupt crude oil supplies and markets for refined products and create instability in the financial markets that could restrict our ability to raise capital;
•general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States;
•the impact of recent or proposed changes in the tax laws and regulations that affect master limited partnerships; and
•other financial, operational and legal risks and uncertainties detailed from time to time in our SEC filings.

The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Holly Energy Partners, L.P.
Craig Biery, 214-954-6511
Vice President, Investor Relations
or
Trey Schonter, 214-954-6511
Manager, Investor Relations